Exhibit 99.6

December 28, 2004

Joel Bernstein, Esq.
2666 Tigertail Avenue
Suite 104
Miami, FL 33133

Dear Mr. Bernstein:

This will confirm the terms under which you will be paid for providing legal services in connection with our acquisition of Ariel Way, Inc. We have agreed that upon our acquisition of such firm you shall be issued 499,341 shares of our common stock which shall be registered on Form S-8 prior to issuance and shall not be subject to restrictions on transfer. If such acquisition is not completed no fee shall be due you.

You have represented to us that you will be receiving no payment from Ariel Way, Inc. in connection with this matter.

If the foregoing accurately sets forth the full and complete terms of our agreement with regards to the foregoing fees, please so confirm by signing in the place indicated below and returning to me at which time this shall constitute a legally binding agreement between you and the Company.

Yours very truly,

NETFRAN DEVELOPMENT CORP.
By:s/ Elliot Krasnow, President

THE ABOVE IS CONFIRMED:

s/Joel Bernstein